UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2019

CITIZENS, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2900 Esperanza Crossing, Austin, Texas 78758
(Address of principal executive offices) (Zip Code)
(512) 837-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	CIA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 7, 2019, two domestic subsidiaries of Citizens, Inc. (the “Company”), CICA Life Insurance Company of America (“CICA”) and Citizens National Life Insurance Company (“CNLIC”), each entered into a closing agreement with the Internal Revenue Service (“IRS”) covering their respective domestic life insurance businesses (the “Closing Agreements”). The Closing Agreements were pursuant to Section 7121 and Rev. Proc. 2008-40 and related to the IRS’s earlier determination that a portion of the life insurance policies issued by CICA and CNLIC failed to qualify for the favorable U.S. federal income tax treatment afforded by Section 7702 of the Internal Revenue Code of 1986. Pursuant to the Closing Agreements, CICA and CNLIC agreed to pay the IRS $123,778.86 and $4,117.66, respectively, and take action to amend the insurance policies that are the subject to the Closing Agreements through the addition of an endorsement. Such payments were made to the IRS on July 12, 2019.
The Company has yet to settle past liabilities with the IRS relating to the international insurance policies issued by CICA, which were novated to CICA Life Ltd. (“CICA Ltd.”), the Company’s Bermuda subsidiary, effective July 1, 2018. A discussion of the estimated liability relating to CICA Ltd. can be found in Note 7. Commitments and Contingencies in the notes to the consolidated financial statements included in the Company’s Form 10-Q for the quarter ended March 31, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Geoffrey M. Kolander
President and Chief Executive Officer
Date: July 15, 2019